Exhibits 5.1 and 23.1

October 25, 2006

American Honda Receivables Corp.

20800 Madrona Ave.

Torrance, California 90503

Re:

Honda Auto Receivables 2006-3 Owner
Trust Asset Backed Notes Series 2006-3

Ladies and Gentlemen:

We have acted as counsel to American Honda Receivables Corp. (the “Company”) in connection with the issuance by Honda Auto Receivables 2006-3 Owner Trust (the “Trust”) of the Asset-Backed Notes, Series 2006-3 (the “Notes”) pursuant a prospectus dated October 13, 2006 as supplemented by a prospectus supplement dated October 17, 2006 (collectively, the “Prospectus”).  The Trust was formed pursuant to the short-form trust agreement dated as of October 5, 2006, between the Company and Deutsche Bank Trust Company Delaware as owner trustee (the “Owner Trustee”), as amended and restated pursuant to an Amended and Restated Trust Agreement dated as of October 25, 2006 (the “Trust Agreement”) among the Company and the Owner Trustee.

A Registration Statement of the Company on Form S-3 relating to the Notes (File No. 333-132320) (the “Registration Statement”) was filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 9, 2006 pursuant to the Securities Act of 1933, as amended (the “Act”).  The Registration Statement was declared effective on March 10, 2006.  As set forth in the Prospectus, the Notes will be issued under and pursuant to the Indenture dated as of October 1, 2006 (as amended and supplemented from time to time, the “Indenture”), between the Trust and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).

We have examined forms of the:

(a)

the Trust Agreement;

(b)

the Indenture;

(c)

the Receivables Purchase Agreement dated as of October 1, 2006 between American Honda Finance Corporation and the Company;

(d)

the Sale and Servicing Agreement dated as of October 1, 2006 among the Trust, the Company and American Honda Finance Corporation;

(e)

the Administration Agreement dated as of October 1, 2006 among the Trust, American Honda Finance Corporation and the Indenture Trustee;

(f)

the Underwriting Agreement dated October 17, 2006 between Barclays Capital Inc., as Representative of the Several Underwriters, and the Company; and

(g)

specimens of each class of the Notes.

We refer to the documents listed in (a) through (g) above as the Transaction Documents.  Capitalized terms used but not defined herein have the meanings assigned to them in the applicable Transaction Documents.

We have also examined copies of the Certificate of Incorporation and By-Laws of the Company, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that when the issuance, execution and delivery of the Notes has been authorized by all necessary corporate action of the Company, and when such Notes have been duly executed and delivered in accordance with the Indenture, authenticated by the Trustee pursuant to the Indenture and sold pursuant to the Underwriting Agreement and as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the Trust, enforceable in accordance with their respective terms and the terms of Indenture. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in the Prospectus which forms a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

ALSTON & BIRD LLP

By:  /s/  Gary D. Roth

A Partner

Exhibits 8.1 and 23.2

October 25, 2006

American Honda Receivables Corp.

20800 Madrona Avenue

Torrance, CA  90503

Ladies and Gentlemen:

We have acted as special counsel to American Honda Finance Corp. (the "Company") in connection with the offering of approximately $1,499,610,000 Asset Backed Notes, Series 2006-3 (the “Notes”) issued by Honda Auto Receivables 2006-3 Owner Trust (the “Trust”) pursuant to a prospectus dated October 13, 2006, as supplemented by a prospectus supplement dated October 17, 2006 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively, the “Prospectus”).

A registration statement on Form S-3 (the "Registration Statement"), Commission File No. 333-132320) relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of Asset-Backed Notes (the "Notes") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and was declared effective on March 10, 2006. As set forth in the Prospectus, the Notes will be issued pursuant to the Indenture dated as of October 1, 2006 (the “Indenture”), between the Trust and U.S. Bank, National Association (“U.S. Bank” or the “Indenture Trustee”).

As such counsel, we have examined copies of the Prospectus and the Indenture, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the statements contained under the caption “Material Income Tax Consequences,” to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

We hereby consent to the filing of this letter and to the references to this firm under the headings “Legal Opinions” and “Material Income Tax Consequences” in the Base Prospectus and the headings “Legal Opinions” and “Material Income Tax Consequences” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or the Prospectus Supplement.

Very truly yours,

/s/ McKee Nelson LLP

McKee Nelson LLP